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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]



                                               September 1, 1998



EOP Operating Limited Partnership
Two North Riverside Plaza
Suite 2200
Chicago, Illinois  60606

Dear Ladies and Gentlemen:

                   We  are   acting  as  counsel   to  EOP   Operating   Limited
Partnership, a Delaware limited partnership (the "COMPANY"), in connection with its registration statement on Form S-4 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to (i) $775,545,000 in aggregate principal amount of the Company's 6.375% Notes due 2003, 6.50% Notes due 2004, 6.763% Notes due 2007, 6.750%
Notes due 2008, 6.376% MandatOry Par Put Remarketed Securities(SM) due 2012 and 7.25% Notes due 2028 (collectively, the "EXCHANGE NOTES") in exchange for up to $775,545,000 in aggregate principal amount of the Company's outstanding 6.375% Notes due 2003, 6.50% Notes due 2004, 6.763% Notes due 2007, 6.750%
Notes due 2008, 6.376% MandatOry Par Put Remarketed Securities(SM) due 2012 and 7.25% Notes due 2028 (collectively, the "PRIVATE NOTES") and (ii) 300,000 of the Company's Warrants to Purchase $300,000,000 6.763% Notes due 2008 (the "EXCHANGE WARRANTS") in exchange for up to 300,000 of the Company's outstanding Warrants to Purchase $300,000,000 6.763% Notes due 2008 (the "PRIVATE WARRANTS"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                   For purposes of the opinions expressed in this letter, we have examined copies of the following documents:

                   1. An executed copy of the Registration Statement.



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EOP Operating Limited Partnership
September 1, 1998
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                   2.    An executed  copy of the  Indenture,  dated  September
                         2, 1997, between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), as supplemented by the Supplemental Indenture, dated February 2, 1998, between the Company and the Trustee (together, the "INDENTURE").

                   3. An executed copy of the Warrant Agreement, dated as of June 15, 1998, between the Company and State Street Bank and Trust Company, as warrant agent (the "WARRANT AGREEMENT").

                   4. The Certificate of Limited Partnership of the Company, as certified by the Secretary of State of the State of Delaware on July 6, 1998, and by the Secretary of Equity Office Properties Trust (the "TRUST"), as managing general partner of the Company, on the date hereof as then being complete, accurate and in effect.

                   5. The Agreement of Limited Partnership of the Company, as certified by the Secretary of the Trust, as managing general partner of the Company, on the date hereof as then being complete, accurate and in effect.

                   6. The Articles of Amendment and Restatement of Declaration of Trust of the Trust, as certified by the Maryland State Department of Assessments and Taxation on August 3, 1998, and by the Secretary of the Trust on the date hereof as then being complete, accurate and in effect.

                   7. The Bylaws of the Trust, as certified by the Secretary of the Trust on the date hereof as then being complete, accurate and in effect.

                   8. Certain resolutions of the Board of Trustees of the Trust, as managing general partner of the Company, adopted by unanimous written consent on February 4 and February 12, 1998, and at a meeting duly held on June 10, 1998, and certain resolutions of the Pricing Committee of the Board of Trustees of the Trust adopted by unanimous written consent on February 12, 1998, and at a meeting duly held on June 10, 1998, as



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EOP Operating Limited Partnership
September 1, 1998
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                         certified by the Assistant Secretary of the Trust on
                         the date hereof as then being complete, accurate and in effect, relating, among other things, to the issuance and sale of the Exchange Notes and Exchange Warrants and arrangements in connection therewith.

                   9. Forms of Exchange Notes to be issued pursuant to the Indenture, as filed as Exhibits 4.3, 4.4, 4.5, 4.10, 4.11 and 4.12 to the Registration Statement.

                   10. Form of Global Debt Warrant Certificate representing Exchange Warrants to be issued pursuant to the Warrant Agreement, as filed as Exhibit 4.9 to the Registration Statement.

                   In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                   This opinion letter is based as to matters of law solely on the Delaware Revised Uniform Limited Partnership Act, as amended, Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules, or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

                   Based upon, subject to and limited by the foregoing, we are of the opinion that:

                   (a) Following (i) execution, authentication, issuance and delivery of the Exchange Notes in accordance with the terms of the Indenture and as described in the Registration Statement, (ii) effectiveness of the Registration Statement, and



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EOP Operating Limited Partnership
September 1, 1998
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(iii) receipt by the Company of the Private Notes in exchange for the Exchange
Notes as specified in the resolutions of the Board of Trustees referred to in paragraph 8 above, the Exchange Notes will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Exchange Notes are considered in a proceeding in equity or at law).

                   (b) Following (i) execution, authentication and delivery in accordance with the terms of the Warrant Agreement and as described in the Registration Statement, (ii) effectiveness of the Registration Statement, and (iii) receipt Exchange Warrants as specified in the resolutions of the Board of Trustees referred to in paragraph's above, the Exchange Warrants will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

                   The opinions set forth in paragraphs (a) and (b) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

                   We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration




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EOP Operating Limited Partnership
September 1, 1998
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Statement  on the date of this  opinion  letter  and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                   We hereby  consent  to the filing of this  opinion  letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                        Very truly yours,


                                                   /s/  HOGAN & HARTSON L.L.P.

                                                        HOGAN & HARTSON L.L.P.